UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 19, 2007

Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 19, 2007, we entered into an amended and restated lease agreement (the “Amended Lease”) with Papago Paragon Partners, L.L.C. for our facility at 1600 N. Desert Drive, Tempe, Arizona, which houses our executive offices and manufacturing operations for our LCoS imagers. The term of the Amended Lease is for four years and will expire on December 31, 2010. We lease approximately 59,467 square feet of the building and share certain common areas in the building. Our current annual rent under the Amended Lease is approximately $802,000, which will increase over the term of the Amended Lease to approximately $887,000 per year in the final year of the Amended Lease. In addition, the Amended Lease requires us to pay certain taxes, assessments, fees, and other costs and expenses associated with the leased premises. This description of the Amended Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Lease which is filed herewith as Exhibit 10.4 and is incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

10.4	Amended and Restated Lease, effective as of January 1, 2007, between Papago Paragon Partners, L.L.C. and the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: July 25, 2007	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.4	Amended and Restated Lease, effective as of January 1, 2007, between Papago Paragon Partners, L.L.C. and the Registrant.